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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

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                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

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        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 20, 1996



                           TRANS WORLD AIRLINES, INC.
             (Exact Name of Registrant as Specified in its Charter)


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           DELAWARE                   1-7815                 43-1145889
(State or other jurisdiction of   (Commission File        (I.R.S. Employer
incorporation or organization)        Number)            Identification No.)


                                One City Centre
                               515 N. 6th Street
                           St. Louis, Missouri 63101
                                 (314) 589-3000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

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ITEM 5.

    In connection with the 1992 bankruptcy proceedings of Trans World
Airlines, Inc. (the "Company" or "TWA"), the Company entered into certain $200 million Loan and Note Agreements (the "Icahn Loans") with Karabu Corp. ("Karabu"), an entity affiliated with Mr. Carl C. Icahn ("Icahn"), the former chairman and controlling shareholder of the Company. The Icahn Loans are secured by substantially all of the receivables and certain flight equipment of the Company pursuant to, among other agreements, a Security Agreement - Trust Deed, dated as of January 5, 1993, between the Company and State Street Bank and Trust Company of Connecticut, National Association, as Trustee (the "Icahn Security Agreement"). As of January 1995, the total principal amount of indebtedness to Karabu under the Icahn Loans approximated $190 million. In 1995, Icahn advised the Company that as part of the Company's financial restructuring Karabu would be willing to extend the maturity of the loans if, among other things, TWA would grant to certain affiliates of Icahn the right to sell certain discounted tickets for travel on TWA. Following extended negotiations, on June 14, 1995, the Company, Icahn, Karabu and another affiliate of Mr. Icahn entered into (i) an Extension, Refinancing and Consent Agreement, which, among other things, extended the maturity of the Icahn Loans to January 8, 2001 and (ii) the Karabu Ticket Program Agreement (the "Ticket Agreement") whereby, the Company granted to Karabu, Icahn and certain affiliates of Icahn the limited right to sell certain types of discounted tickets for travel on TWA to certain specified customers. Tickets sold by the Company to Karabu under the Ticket Agreement are priced at levels intended to approximate current competitive discount fares available in the airline industry. The Company believes under applicable provisions of the Ticket Agreement, Karabu may not market or sell such tickets to the general public through travel agents. Karabu and certain other Icahn affiliates, however, have been marketing tickets to the general public through travel agents. In December 1995, based upon these actions TWA filed a lawsuit against Karabu, Icahn and certain affiliated companies seeking damages and to enjoin the defendants from further violations of the Ticket Agreement. Icahn countered by threatening to file his own lawsuit and to declare a default under the Icahn Loans based upon a variety of claims related to his interpretation of provisions of the Icahn Security Agreement as well as alleged violations by the Company under the Ticket Agreement. On or about December 15, 1995, the parties entered into a standstill agreement whereby TWA agreed to withdraw its compliant against Icahn and the Icahn affiliated entities and to seek to
negotiate a settlement of their differences and respective claims.   After
several extensions the standstill agreement expired on March 20, 1996.

    On March 20, 1996, TWA was named as a defendant in a complaint (a copy of which (without exhibits) is filed as Exhibit 99.1 to, and forms a part of this current report, (the "Icahn Complaint")) filed in the United States District Court for the Southern District of New York by Global Discount Travel Services LLC, Global Travel Services, Inc. and Karabu Corp, each affiliates of Icahn (the "Icahn Entities"), alleging, among other things, that the Company has violated certain federal antitrust laws, breached the Ticket Agreement and interfered with certain existing and prospective commercial relations of the Icahn Entities. The Icahn Complaint is based upon Icahn's interpretation that the Ticket Agreement permits the sale of tickets thereunder to the general public through travel agents and upon certain actions taken by the Company to mitigate the adverse effects


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of the Icahn Entities' ongoing marketing and sales of tickets to the general public through travel agents. The Icahn Complaint seeks injunctive relief and actual and punitive monetary damages, as well as the Icahn Entities' costs of litigation. The Company believes that it has meritorious defenses to the allegations contained in the Icahn Complaint and intends to vigorously defend itself against such allegations. There can, however, be no assurance as to the ultimate outcome with respect to the allegations contained in the Icahn Complaint. If the Company were not to prevail on one or more of the counts alleged in the Icahn Complaint and a substantial monetary judgment or injunctive relief were entered against the Company, such judgment or relief could have a material adverse effect upon the financial condition and operations of the Company.

    Also on March 20, 1996, the Company filed a Petition (a copy of which (without exhibits) is filed as Exhibit 99.2 to, and forms a part of this current report (the "TWA Petition")) in the Circuit Court of the City of St. Louis, State of Missouri, against Icahn, Karabu, Global Discount Travel, L.L.C., Global Travel Services, Inc. and ACF Industries, Incorporated, each of the entities being affiliates of Icahn (collectively, the "Icahn Defendants"), alleging the Icahn Defendants are violating the Ticket Agreement and otherwise tortiously interfering with the Company's business expectancy and contractual relationships as the result of, among other things, the Icahn Defendants continuing marketing and sale of tickets purchased under the Ticket Agreement to the general public through travel agents in violation of the Ticket Agreement. The Petition seeks a declaratory judgment finding that the Icahn Defendants have violated the Ticket Agreement, and seeks liquidated, compensatory and punitive damages, as well as the Company's costs and attorneys fees. The Company believes the allegations contained in the TWA Petition are meritorious and that the Company should ultimately prevail on its claims. If, however, the Company were not to ultimately prevail on its claims before the court or otherwise, and the Company did not otherwise take appropriate action to mitigate the effect of the sale of tickets to the general public by the Icahn Defendants, the Company could suffer significant loss of revenue so as to reduce overall passenger yields on a continuing basis during the term of the Ticket Program.

    In addition, TWA is also seeking from the court in Delaware which supervised TWA's 1992-93 reorganization proceedings a restraining order against Karabu. The purpose of the restraining order being sought is to prevent Mr. Icahn or Karabu from issuing or causing to be issued under the Icahn Loans any default notice based upon Icahn's interpretation of the loan documents which he contends gives Karabu a right of prior approval of any changes to TWA's maintenance program with respect to certain of its flight equipment. The Delaware Bankruptcy Court retained jurisdiction from TWA's '92-93 reorganization case for the purpose of, among other things, interpreting certain documents issued in connection with that case and the plan of reorganization. Icahn has also alleged other violations of the Icahn Loans, including, among other things, that the Company has not been maintaining, as required by the terms of the Icahn Loans, certain aircraft which have been retired from service and stored and which are pledged as security for the Icahn Loans. To endeavor to eliminate this issue from the various dispute with Icahn and the Icahn Entities, the Company has deposited an amount equal to the appraised fair market value of such aircraft with the security trustee and requested the release of the liens on such aircraft. To date the trustee has not released such liens. The Company believes that no default exists under





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the Icahn Security Agreement.  However, there can be no assurance that the
Delaware bankruptcy court will grant the relief sought by the Company or that the Company's position with respect to any other claims of Icahn or the Icahn Entities will ultimately be held to be correct. An Event of Default (as defined in the Icahn Security Agreement) under the Icahn Security Agreement would constitute a default under the instruments governing the Company's outstanding debt and equity securities and leases of certain of the Company's flight equipment.



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EXHIBITS

99.1 Complaint, filed with the United States District Court for the Southern District of New York on March 20, 1996, in the matter of Global Discount Travel Services LLC, Global Discount Travel Marketing Services, Inc. and Karabu Marketing, Inc., Plaintiffs, vs. Trans World Airlines, Inc., Defendant (96 CIV 2030).

99.2 Petition, filed in the Circuit Court of the City of St. Louis, State of Missouri on March 20, 1996, in the matter of Trans World Airlines, Inc., Plaimntiff vs. Carl Icahn, Karabu Corp., Global Discount Travel Services L.L.C., Global Discount Travel Marketing Services, Inc. and ACF Industries, Incorporated, Defendants.





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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TRANS WORLD AIRLINES, INC.


Date: March 21, 1996                    By:  /s/ Richard P. Magurno
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                                             Richard P. Magurno
                                             Senior Vice President and General
                                             Counsel






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